Exhibit 99.1

Lender Presentation

March 30, 2016

Disclaimer

Safe Harbor/Non- GAAP Financial Disclosure

Forward Looking Statements

All statements included in this presentation, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “could,” “may,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements, may include, without limitation, statements regarding (A) the transaction between Pinnacle Entertainment, Inc. (including any operating business of Pinnacle Entertainment, Inc. that would be spun-off to stockholders in such transaction, the “Company”) and Gaming and Leisure Properties, Inc. (“GLPI”) whereby the Company would sell its real estate assets to GLPI, including the plans, projections and estimates regarding the Company following a transaction with GLPI and the consummation of any transaction and the timing thereof, the ability of the Company to complete the contemplated financing transactions and reorganizations in connection with the transaction, and the ability of the Company to obtain required regulatory approvals; the stock price of the Company following the consummation of a transaction with GLPI; the potential advantages, benefits and impact of, and opportunities created by, the transaction, the strategy and growth of the Company (including market growth potential in various markets), and the future earnings and profits of the Company (including the Consolidated Adjusted EBITDA, EBITDAR, and Free Cash Flows); (B) the transaction between the Company and a subsidiary of GLPI whereby the Company would acquire the operations of the

Meadows Racetrack and Casino (the “Meadows Transaction”), the expected synergies and benefits of the Meadows Transaction, and the consummation of the Meadows Transaction and the timing thereof, the ability of the Company to obtain approval of the Pennsylvania Gaming Control Board and Pennsylvania Harness racing Commission, and the Company’s ability to satisfy closing conditions to the definitive agreement, including the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and (C) with respect to the Company’s business generally, expected results of operations and future operating performance and future growth (including the Company’s anticipated first quarter results for L’Auberge Lake

Charles and Belterra Park), adequacy of resources to fund development and expansion projects, liquidity, financing options, including the state of the capital markets and the Company’s ability to access the capital markets, the state of the credit markets and economy, cash needs, cash reserves, operating and capital expenses, expense reductions, the sufficiency of insurance coverage, anticipated marketing costs at various projects, the future outlook of the Company and the gaming industry and pending regulatory and legal matters, the ability of the Company to continue to meet its financial and other covenants governing its indebtedness, the Company’s anticipated future capital expenditures, the ability to implement strategies to improve revenues and operating margins at the Company’s properties, reduce costs and debt, the Company’s ability to successfully implement marketing programs to increase revenue at the Company’s properties, the Company’s ability to improve operations and performance at its various properties and the potential impact of the Golden Nugget’s Lake Charles resort on the Company’s results of operations. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control that could cause actual results to differ materially from actual those reflected in such statements. There is no assurance that a transaction with GLPI or the Meadows Transaction will be completed on any particular timeframe or at all. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. Additional factors and uncertainties include, but are not limited to: the Company’s sensitivity to reductions in consumers’ discretionary spending as a result of downturns in the economy; significant competition in the gaming industry in all of the Company’s markets, which could adversely affect the Company’s revenues and profitability; harm to the Company from cyber security attacks, which could adversely affect the Company’s revenues and profitability; the implementation and operational complexities regarding the transaction with GLPI, including obtaining required regulatory approvals, financings and possible internal reorganizations; the ability of the Company to close the Meadows Transaction and operational complexities regarding the Meadows Transaction; the operating and financial restrictions on the Company imposed by the terms of the Company’s credit facility and the indentures governing its senior and subordinated indebtedness; and other risks, including those as may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). For more information on the potential factors that could affect the Company’s financial results and business, review the Company’s filings with the

SEC, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. The Company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect actual outcomes.

Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), the Company uses non-GAAP financial measures that exclude certain items. Non-GAAP financial measures are not prepared in accordance with GAAP and are not calculated in the same way by all companies; therefore, this information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, financial measures calculated in accordance with GAAP.

Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA Margin, EBITDAR and Free Cash Flows are non-GAAP measurements. The Company defines Consolidated Adjusted EBITDA as earnings before interest income and expense, income taxes, depreciation, amortization, pre-opening, development and other costs, non-cash share-based compensation, asset impairment costs, write-downs, reserves, recoveries, corporate-level litigation settlement costs, gain (loss) on sale of certain assets, loss on early extinguishment of debt, gain (loss) on sale of equity security investments, income (loss) from equity method investments, non-controlling interest and discontinued operations. The Company defines Consolidated Adjusted EBITDA Margin as Consolidated Adjusted EBITDA divided by revenues on a consolidated basis. The Company defines EBITDAR as Consolidated Adjusted EBITDA excluding rent expense associated with the Master Lease to be entered into with GLPI. The Company defines Free Cash Flow as Consolidated Adjusted EBITDA less rent, cash paid for interest expense, cash paid for taxes, and maintenance capital expenditures.

The Company uses these non-GAAP financial measures as relevant and useful measures to compare operating results between accounting periods. The presentation of these Non-GAAP financial measures have economic substance because they are used by management as a performance measure to analyze the performance of its business and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial, non-operational depreciation charges and financing costs of such projects. Management eliminates the results from discontinued operations as they are discontinued. Management also reviews pre-opening, development and other costs separately, as such expenses are also included in total project costs when assessing budgets and project returns, and because such costs relate to anticipated future revenues and income. Management believes that these financial measures are useful measures for investors because they are indicators of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value of companies within our industry. Consolidated Adjusted EBITDA also approximates the measures used in the debt covenants within the Company’s debt agreements. Consolidated Adjusted EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company compensates for these limitations by using other comparative measures to assist in the evaluation of operating performance.

The presentation is for information purposes only and shall not constitute an offer to sell nor the solicitation of an offer to buy any securities of Pinnacle or any other issuer.

Ameristar, Belterra, Boomtown, Casino Magic, Heartland Poker Tour, L’Auberge, River City, and Belterra Park are registered trademarks of Pinnacle Entertainment, Inc. All rights reserved.

1

Today’s Presenters

Anthony Sanfilippo

Chief Executive Officer—Pinnacle

Carlos Ruisanchez

President & Chief Financial Officer—Pinnacle

Vincent Zahn

Vice President & Treasurer—Pinnacle

Jack Smith

Managing Director—J.P. Morgan

Transformation of Pinnacle Entertainment (“PNK”)

2015 – Present

Further invest in platform and expand margins Announced spin-off of operations and sale and leaseback of real estate assets to GLPI

Adj. EBITDA margin: 27%

2013

Closed transformative Ameristar transaction, creating a leading diversified U.S. gaming company with high margins and much larger cash flow base # of properties: 15 properties across 9 states

Adj. EBITDA margin: 25%

2010 – 2013

New management implements the following initiatives: Implement prudent growth and expansion strategy Improve operational efficiencies to expand margins Repurchase 4.4mm shares of PNK for $51mm or $11.40 per share

2009 – Early 2010

Beginning of transition to new senior leadership, with new philosophy and direction # of properties: 8

Adj. EBITDA margin: 17%

2009 2011 2013 2015 2016+

2016 Forward…

Continue to be a leading operator of regional gaming assets Focus operating strategy on: Increase operating efficiencies and maximize cash flow Reduce leverage profile and demonstrate financial prudence Capitalize on select organic growth opportunities Opportunistically seek cash-flow accretive opportunities

GLPI TRANSACTION OVERVIEW

Transaction Overview

Pinnacle Entertainment, Inc. (“PNK” or “Pinnacle”) entered into a definitive agreement with Gaming and Leisure

Properties, Inc. (“GLPI”) regarding the sale leaseback of its real estate assets

As part of the transaction, Pinnacle will spin-off its operations to existing stockholders in a taxable transaction, thereby separating its operating assets (“OpCo”) and its real estate assets (“PropCo”)

Pinnacle shareholders will receive one share of OpCo common stock per share of PNK common stock upon the spin-off

Pinnacle shareholders will receive a fixed exchange ratio of 0.85 shares of GLPI common stock per share of PNK common stock

GLPI will assume $2.7 billion of PNK debt and fund certain transaction costs, which will significantly reduce OpCo leverage at closing

Pinnacle will continue to operate its gaming entertainment businesses, and will lease back its properties under a triple-net master lease with GLPI with initial annual rent of $377 million

Pinnacle will continue to own the real estate of Belterra Park, an indirect interest in Retama Park, and in excess of 450 acres of developable land in Lake Charles and Baton Rouge adjacent to the Company’s businesses at these locations

In connection with the transaction, Pinnacle intends to raise a new $400mm RC, $185mm Term Loan A, $350mm Term Loan B and $300mm of senior notes

The transaction is expected to close in late-April 2016

Transaction Dynamics and Rationale

Unlocks Value of Real Estate

Monetizes real estate and accelerates separation from Pinnacle’s operating business

Unlocks significant embedded real estate value with total consideration of approximately $4.7 billion Pinnacle shareholders to receive $25.74 per share of GLPI stock for its real estate(1)

Accelerates the planned separation of Pinnacle’s real estate from its operating assets and provides greater certainty of real estate value realization relative to alternative plans

Transaction

Dynamics

In additional to new shares, GLPI will fund a significant portion of PNK’s debt refinancing

GLPI assumption of $2.7 billion of debt plus accrued interest, debt breakage and other closing expenses PNK expects to incur gross expenses related to the transaction of approximately ~$50 million GLPI is providing a $25 million reimbursement to PNK for its transaction costs

Well Positioned Company

Pinnacle is expected to be well capitalized with significant growth potential following the transaction

Transaction will significantly reduce Pinnacle’s debt balance, with pro forma closing leverage expected to be in the ~3.5x area

Strong pro forma annual free cash flow of over $100 million, and is expected to grow Continued focus on operational excellence and maximizing property financial performance

Well positioned to benefit from improving regional gaming demand trends; no new near-term competition in

PNK’s markets

Financial flexibility to capitalize on internal and external growth opportunities

Experienced management team with a proven track record and demonstrated financial prudence Lower cash tax rate due to tax basis step up at transaction

Notes:

(1) Based upon GLPI’s closing share price of $30.28 on 3/29/2016 and 0.85 exchange ratio

Master Lease Structure

Lease structure provides balance and stability

Term 10 year initial lease term, with five, five-year extension periods (at Pinnacle’s option)

Total Rent

Building Rent

Fixed

Rent

Amount Land Base

Rent

Variable

$377 million in year one, comprised of: $289 million; subject to a 2% escalator

$44 million; fixed for the lease term and extensions; not subject to Escalator $44 million; resets every two years Increases/decreases by 4% of the change in average trailing revenue above/below benchmark year revenues in each reset year (beginning in lease year three)

Fixed

Rent

12%

Variable

Rent

12%

Building

Rent

76%

Escalator 2% annually, applied to Building Rent only, subject to minimum rent coverage of 1.8x (property-level)

Rent Coverage Pro forma Pinnacle Consolidated Adj. EBITDAR / rent coverage expected to be approximately

1.9x (property-level)

14 properties, representing all operating properties and associated land (other than Belterra Park and

Retama Park)

Properties Subject to Lease OpCo will own Belterra Park, inclusive of all its real estate assets, as well as Heartland Poker Tour, an indirect interest in Retama Park and in excess of 450 acres of developable land in Lake Charles and

Baton Rouge

Go Forward GAAP Accounting for Pinnacle

GAAP accounting will require a new financing obligation to be recorded on the balance sheet for the master lease, with future lease payments accounted for through interest expense Pinnacle’s actual lease payments to GLPI do not change

Financial covenants are based upon “Operating Lease” accounting, i.e. Conventional Debt / (EBITDAR – Cash Rent Expense)

Illustrative 12/31/15 PNK PF lease accounting adjustments(1)

PNK PNK PF @ Closing PNK PF @ Closing

($mm) Actual GAAP Conventional

Select Income Statement Items

Total Net Revenue $2,292 $2,292 $2,292

EBITDAR $617 $617 $617

Rent Expense —(377)

EBITDA $617 $617 $240

Interest Expense $245 $49 $46

Financing Obligation—330 -

Total Interest Expense $245 $380 $46

Select Balance Sheet Items

Cash $164 $164 $164

Conventional Debt $3,617 $944 $944

Financing Obligation—2,781 (2) -

Total Debt $3,617 $3,725 $944

Notes:

(1) Reflects a hypothetical transaction close of 12/31/15. Closing OpCo leverage will be lower as a result of debt paydown from free cash flow through the closing date (2) Pro forma as of 12/31/15; assumes financing obligation for capitalized lease is discounted at 12%

Sources & Uses and Pro Forma Capitalization

- ***The sources and uses below reflect a hypothetical transaction close of 12/31/15. Closing OpCo leverage will be lower as a result of debt paydown from free cash flow through the closing date***

Sources at 12/31/15

	($ million)
New Revolver	$109
New Term Loan A	185
New Term Loan B	350
New Unsecured Senior Notes	300
Total sources at 12/31/15 (excl. FCF to close)	**$944**

Uses at 12/31/15

	($ million)
OpCo Cash Payment at 12/31/15	$911
Est. Fees & Expenses	33
Total uses at 12/31/15 (excl. FCF to close)	**$944**

Pro Forma Capitalization at 12/31/15

($ million)	12/31/2015	Pro forma @ Closing 12/31/15 (Conv.)	Pro forma @ Closing 12/31/15 (GAAP)
Cash	$164	$164	$164
Revolver	$750	$109	$109
Term Loan	302	-	-
New Term Loan A	-	185	185
New Term Loan B	-	350	350
Other debt	0	-	-
Total Senior Secured Debt	**$1,052**	**$644**	**$644**
Current bonds	$2,565	$0	$0
New Senior Notes	-	300	300
Conventional debt	**$3,617**	**$944**	**$944**
Financing Obligation	-	-	$2,781
Total debt (GAAP)	**$3,617**	**$944**	**$3,725**
LTM EBITDAR (Post-corporate)	$617	$617	$617
LTM EBITDA	$617	$240	$617
Total leverage[(1)]	5.9x	3.9x	6.0x
Interest coverage[(2)]	2.5x	5.2x	n/m
Rent coverage[(3)]	n/a	1.9x	n/m

Notes:
(1) Total debt (GAAP) / LTM EBITDA; (2) Based on cash interest expense; (3) Property-level EBITDAR / Rent

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Pinnacle Entertainment

Transaction Update

GLPI and Pinnacle stockholders approved the transaction on March 15, 2016

Federal Trade Commission (“FTC”) closed its inquiry into whether the transaction will have a competitive impact with no further action

Gaming regulatory approvals received from:

Mississippi Iowa Indiana Nevada Missouri

Louisiana Gaming regulatory approval, required prior to closing, currently expected April 18, 2016

Closing currently expected in late-April 2016

MEADOWS ACQUISITION OVERVIEW

Meadows Racetrack & Casino Transaction Overview

On 3/29/16 Pinnacle entered into a definitive agreement with a subsidiary of GLPI to acquire the operations of the Meadows Racetrack & Casino (“Meadows”) located in Pittsburgh, PA for a total consideration of $138 million

Following the close, Pinnacle will lease the facility from GLPI in a triple-net lease with initial annual rent of $25.5 million and operate the Meadows’ gaming entertainment business

Meadows generated TTM at 2/29/16 EBITDAR of approximately $47.2 million and has demonstrated continued positive operating momentum over the past several quarters

The purchase price represents 6.4x TTM EBITDA (adjusted for rent) of $21.7 million

Pinnacle believes that there are significant cash flow improvements in excess of $10 million per year that can be achieved through operating enhancements Synergy adjusted implied purchase multiple would be below 4.5x

Pinnacle intends to finance the acquisition using its revolving credit facility

Pinnacle expects to have ample liquidity on its revolving credit facility following the transaction

The transaction is subject to Pennsylvania Gaming Control Board and Pennsylvania Harness Racing Commission approval and the termination or expiration of an HSR waiting period

The transaction is expected to close in late Q3 2016

Property Overview

Overview of Meadows Racetrack

- Target asset in an attractive domestic regional gaming market with stable revenue and reliable cash flow attributes
- Located in Washington, Pennsylvania (Pittsburgh MSA)
  - 1 of 5 casinos in the Western Pennsylvania market
- Opened in 2007, with subsequent expansion phases
- Asset quality, amenity set, and geographic location is complementary to PNK's existing portfolio of businesses





Key Operating & Financial Statistics

Area	180,000 sq. ft.
Slot machines	3,178
Table games	73
Poker tables	11
Others operating details	❖ 11 casual and fine dining restaurants, bars and lounges ❖ A 24-lane bowling alley ❖ A 5/8 mile racetrack with a 500-seat grandstand
Financials highlights	❖ LTM at 2/29/16 EBITDAR: $47.2 million ❖ Margin: 16.4% ❖ Initial rent: $25.5 million ❖ LTM at 2/29/16 EBITDA: $21.7 million

Site Plan


Racetrack
Retail
Hotel
North Garage
Casino
South Garage

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Pinnacle Entertainment

Meadows Transaction Rationale & Lease Details

Meadows Transaction Rationale Key Meadows Lease Terms

Top tier asset in a top tier gaming market, with a broad base of operations spanning gaming and non-gaming operations Provides additional geographic diversification and scale to PNK’s already diverse portfolio of businesses

Expected synergies to be driven by enhancing the

Meadows’ profitable revenue streams with the mychoice player loyalty program, heightened marketing effectiveness, improved data base management and targeted operating efficiencies At closing, the transaction is expected to have a very modest 20 basis point impact on conventional leverage (Conventional debt / EBITDA after rent), and will be significantly accretive to free cash flow

Demonstrates the feasibility of PNK’s go-forward operating structure, financial flexibility and growth strategy

10 year initial lease term, with renewal terms up to a total of 29 years (at PNK’s option)

Initial rent: $25.5 million, comprised of 55% fixed component—$14.0 million

5% escalator until $31 million of total rent is reached then reset to 2%, subject to coverage floor of 1.8x in Year 1, 1.9x in Year 2, and 2.0x in Year 3 and thereafter 45% variable component—$11.5 million Resets every 2 years beginning in the third year, based upon 4% of trailing two-year average net revenue Pinnacle expects the Meadows lease to be accounted for as an operating lease under GAAP

KEY CREDIT HIGHLIGHTS

Pinnacle – Key Credit Highlights

1 **High Quality, Broad Scale, Diversified Portfolio**	✓ Top regional operator with large, high-quality portfolio of strategically located regional casinos ✓ Geographically diverse platform across 15 gaming resorts • Located in 9 states and **13 distinct gaming markets** • No single asset accounts for more than 16% of total gross gaming revenue
2 **Leading Gaming Entertainment Platform**	✓ First rate operator of 15 gaming resorts with over 600 tables, 21,000 slots and 4,800 rooms ✓ No deferred maintenance on properties ✓ Strong brand names with a national presence, especially in key gaming markets • **76% of EBITDAR** sourced from properties with **#1 and #2** market share positions
3 **Strong Credit Metrics, Attractive Capitalization and Free Cash Flow Generation**	✓ Excepted closing leverage in the **~3.5x area** ✓ Ample excess available liquidity on revolving credit facility at closing ✓ **$100+ million** of annual free cash flow to delever balance sheet and fund other growth initiatives ✓ Well-staggered debt maturity profile with no significant near term refinancing risk
4 **Proven operating track record with a history of steady growth and commitment to debt paydown**	✓ Focus on operating efficiencies and maximizing cash flow by leveraging my**choice** loyalty program, hotel management tools, and increased focus on table games where prudent • 2015A Adjusted EBITDA margin reached 26.9%, improved meaningfully from 17.2% in 2009 ✓ Committed to continued deleveraging and maintaining a strong and prudent balance sheet over time • Repaid **$337 million** of debt in 2015 • Repaid over **$950 million of debt** since August 2013 closing of Ameristar acquisition

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Pinnacle Entertainment

High Quality, Diversified Portfolio

Pinnacle has a diverse operating base of high quality properties across 9 states and 13 distinct gaming markets

Retama Park,

Texas

Key Operating Metrics

15 properties 912,300 square feet 21,004 slot machines 641 table games 4,812 hotel rooms

Best in Class Gaming and Entertainment Operator…

2015 Geographic Presence by Revenue

West

10%

2 States

2 Casinos

South 2 States Midwest

35% 5 Casinos 4 States 55%

7 Casinos

Pinnacle Revenue by Top 10 Properties(1)

2015 Revenue% of Consolidated Revenue

Property($ million)(Pre-Corporate)

L’Auberge Lake Charles $355.8 16%

Ameristar St. Charles 268.1 12%

River City 218.1 10%

Ameristar East Chicago 211.1 9%

Ameristar Kansas City 199.1 9%

Ameristar Black Hawk 170.8 7%

Ameristar Council Bluffs 167.2 7%

L’Auberge Baton Rouge 159.9 7%

Belterra Casino Resort 121.4 5%

Boomtown New Orleans 113.7 5%

Historical Financial Performance(2)

$ in millions

2,500 2,000 1,500 1,000 500

Total revenue Adj. EBITDA

$2,292

$2,155 $2,198 $2,209 $2,211

$1,945 $2,048

$612 $617

$581 $593 $585

$521

$499

2009 2010 2011 2012 2013 2014 2015

$800 $700 $600 $500 $400

Notes:

(1) Revenue based on respective state commission reported revenue

(2) Represents Total Revenue and Adjusted EBITDA as reported by the Pinnacle and Ameristar in 10-K filings (2009-2013 adjusted for Lumiere divestiture); 2009-2010 Adjusted EBITDA margins extrapolated

…with Strong Core Margins…

Historical Adjusted EBITDA margin

35.0% 30.0% 25.0% 20.0% 15.0% 10.0% 5.0% 0.0%

Adj. EBITDA margin (PF for Ameristar) (1) Adj. EBITDA margin (as reported)

27.8%

27.0% 26.9% 26.9% 26.5% 25.6% 25.4%

24.9% 26.5% 26.9% 23.8% 20.2% 22.1% 17.2%

2009 2010 2011 2012 2013 2014 2015

Notes:

(1) 2009-2010 Adjusted EBITDA margins extrapolated from Total Revenue and Adjusted EBITDA as reported by the Pinnacle and Ameristar in 10-K filings (2009-2013 adjusted for Lumiere divestiture)

and Leading Market Positioning

PNK Properties’ EBITDAR Contribution by Market Share(1,2)

2015A Property EBITDAR: $700 million

Leading property portfolio within respective regional gaming markets

– 76% of EBITDAR from properties with #1 and #2 market share positions

Note:

(1) Includes only properties that will be part of the transaction

(2) Based on state commission reported revenue; Ameristar Vicksburg and Black Hawk market share based on 2012 reported share

PNK is Committed to Deleveraging

	PNK at Ameristar Closing	Pro forma PNK at 12/31/15[(1)]	
PF Adj. EBITDAR	$633 million[(2)]	$617 million	
PF Adj. EBITDA	$633 million[(2)]	$240 million	
Adj. EBITDAR Margin	25.8%	26.9%	
Conventional Debt	$4,530 million	✓ $944 million[(1)]	-$3.6bn
Total Debt (GAAP)[(3)]	$4,530 million	✓ $3,725 million[(1)]	-$0.8bn
Interest Coverage[(4)]	2.2x	✓ 5.2x[(1)]	+2.9x
Conventional Debt / Adj. EBITDA	7.2x	✓ 3.9x[(1)]	-3.2x
Total Debt (GAAP) / EBITDAR[3]	7.2x	✓ 6.0x[(1)]	-1.1x

Note:

(1) Reflects a hypothetical transaction close of 12/31/15. Closing OpCo leverage will be lower as a result of debt paydown from free cash flow through the closing date

(2) Pro forma Ameristar figures based on combined LTM 3/31/13 period EBITDA for PNK + ASCA, excluding synergies, but including $34.3 million for Lumiere Place (divested in 2014)

(3) Represents conventional debt + financing obligation per Information Statement as of 12/31/2015

(4) Represents cash interest expense coverage

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Pinnacle Entertainment

Well-staggered debt maturity profile with no significant near term refinancing risk

Debt Maturity Profile(1,2) ($ million) Debt Breakdown(1,2)

$350

$300 Bond

$294

32%

$185 Prepayable

debt

68%

$109

‘16 ‘17 ‘18 ‘19 ‘20 ‘21 ‘22 ‘23 ‘24 ‘25+ FY 2015 PF conventional debt:

$944 million

Revolver New Term Loan A

New Senior Notes New Term Loan B

Leverage benchmarking

6.7x 6.0x Conventional peer average: 5.2x

5.8x 5.8x

4.8x 4.5x

3.9x

Source: Company filings

Note:

(1) Reflects a hypothetical transaction close of 12/31/15. Closing OpCo leverage will be lower as a result of debt paydown from free cash flow through the closing date

(2) Based on conventional debt and excludes financing obligation recorded on balance sheet per GAAP

Attractive Pro Forma Free Cash Flow Generation

Pro forma Pinnacle free cash flow expected to remain strong and in excess of $100 million annually, positioning the balance sheet for further leverage reduction

Tax basis step up provides significant offset to cash taxes and will enhance free cash flow generation

$700 $617 $377 $600

$500 FCF /

Total debt: $400 11% $300 $46 $85 $200

$3 $105 $100

$0

PF 2015 Less: Rent (2) Less: Cash Interest Less: Maintenance Less: Cash taxes (3) Pro forma Op Co Consolidated Expense (3) CapEx(1) Free Cash Flow Adj. EBITDAR(1)

Note:

(1) Based on Company financials as of 12/31/15 (2) Based on Master Lease Agreement (3) Based on Company estimates

Pinnacle Will Maintain a Focused Go-forward Operating Strategy

PNK is a leading owner of regional gaming businesses

Management will focus its operating strategy on the following core tenets:

1 Focus on operating efficiencies and maximizing cash flow

2 Reduce leverage profile and continued financial prudence

3 Capitalize on select organic growth opportunities

4 Opportunistically seek cash-flow accretive opportunities

Financial Policy and Attributes

Management will maintain its approach to reduce leverage and enhance free cash flow

Committed to a prudent balance sheet and further deleveraging

Expected Total Leverage is reduced materially (3.9x(1) as of 12/31/15 and ~3.5x area at closing)

Long-term conventional leverage target is less than 3.0x (below 2.5x on net debt basis)

Strong interest coverage (5.2x pro forma)

Expected to maintain ample liquidity with minimum cash balance of $100 million and one half turn or more of revolver capacity available

Thoughtful capital markets approach, mindful of balancing Pinnacle’s debt and equity mix

Tax basis step up expected to provide significant offset to cash taxes and will enhance free cash flow generation

Note:

(1) Reflects a hypothetical transaction close of 12/31/15. Closing OpCo leverage will be lower as a result of debt paydown from free cash flow through the closing date

BUSINESS UPDATE

PNK FY 2015A Results & 2016 Performance

Achieved all-time annual records in consolidated net revenues, consolidated Adjusted EBITDA, and Consolidated Adjusted EBITDA margin

Revenue ($ million) Adj. EBITDA ($ million) Adj. EBITDA Margin (%)

$2,292 $617 26.9%

26.5% $2,211 $585

FY 2014A FY 2015A FY 2014A FY 2015A FY 2014A FY 2015A

Q1 2016 Performance

PNK’s business has demonstrated positive momentum in Q1 2016

Quarter to date(1), consolidated gross gaming revenue is growing approximately 2% year over year

Quarter to date(1), consolidated gross gaming revenue is growing approximately 3% year over year, excluding Lake Charles Flow through and margin performance has improved

Notes:

(1) Quarter to date as of 3/21/16

FY 2015A Highlights by Region

Pinnacle saw strong growth across the platform in 2015:

Midwest – Revenue of $1,266 million (vs. $1,185 million in 2014) and EBITDA of $379 million (vs. $348 million in 2014)

Strong performance from other locations including River City, Kansas City and East Chicago where key investments in hotel and entertainment have driven increased EBITDA and cash flow generation

Robust ramp up of Belterra Park, which opened in May 2014

South – Revenue of $793 million (vs. $802 million in 2014) and EBITDA of $239 million (vs. $244 million in 2014)

Continued solid expansion of revenue and EBITDA from Boomtown New Orleans and L’Auberge Baton Rouge

Lake Charles has performed well in light of new capacity in the market

West – Revenue of $227 million (vs. $216 million in 2014) and EBITDA of $82 million (vs. $78 million in 2014)

Ameristar Black Hawk and the Jackpot Properties exceeded Pinnacle’s expectations in 2015

Continued momentum for Ameristar Black Hawk expected in 2016 with ongoing repositioning as destination resort

Update on Lake Charles

FY 2015A Results Commentary

Lake Charles experienced an 8% decrease in net revenues and 13% decrease in Adjusted EBITDA in 2015, as the market absorbed the addition of a new competitor that opened in December 2014

Lake Charles current EBITDA run rate is approximately $110 million vs. approximately $125 million prior to a new competitor opening

Normalized market growth in December 2015 with full year gaming revenues for the market growing 26%, driven primarily by additional gaming supply to meet the market’s untapped demand

Spend per trip among mid-to-high-worth guests rebounded in Q4 2015 after three quarters of decline

Maintained strong guest relationships with high levels of retention for guests in top three mychoice tiers

Influx of new guests to the market; number of new mychoice members grew by 5% in Q4 2015 and 4% in 2015

Reinvestment as a percentage of revenue in 2015 was flat to 2014

FY 2016 Updates

PNK expects similar reinvestment trend from 2015 to continue into 2016

Gaming revenue levels are stabilizing and the L’Auberge team has maintained its focus on streamlining its cost structure

Update on Lake Charles (cont'd)

Lake Charles Gaming Revenue Comparison



Gaming revenue per adult (1)
Gaming revenue % of MSA income (1)
$300
$250
$200
$150
$100
$50
$0
0.70%
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
Growth headroom: 51%
Growth headroom: 37%
$135
0.25%
$172
0.32%
$273
0.58%
Lake Charles (Core) (2)
Lake Charles (Incl. Coushatta) (2,3)
Mature Gaming Markets (2,4)

Commentary

- Despite a new competitor opening in December 2014, PNK believes the Lake Charles market still has meaningful demand and upside potential when compared to mature gaming markets
- In terms of gaming revenue per adult, Lake Charles (core) is at $135, 51% less than mature gaming markets' $273[5]
  - Gaming revenue as % of MSA income for Lake Charles is only at 0.25%, less than half of mature gaming markets' 0.58%
- Including an estimate for Coushatta, Lake Charles' implied growth headroom is 37%
- Pinnacle believes the Lake Charles market has meaningful additional growth potential

Notes:
(1) MSA Population and Income data is per July 2014 U.S. Census Bureau and November 2015 Bureau of Economic Analysis, respectively
(2) Represents state reported gaming revenue data in the LTM period at February 2016
(3) Lake Charles Market includes estimated gaming revenue of $250 million for Coushatta, which is a Native American casino that does not report gaming revenue data
(4) Mature gaming markets consist of St. Louis, Council Bluffs, Kansas City, Detroit, Cincinnati, and Chicagoland
(5) Based on consensus and gaming commission information from the following mature markets: St. Louis, Council Bluffs, Kansas City, Detroit, Cincinnati and Chicagoland

30

Pinnacle Entertainment

Update on Belterra Park

FY 2015A Results Commentary

Belterra Park made significant progress ramping up its operations in Q4 2015 and is entering 2016 with significant momentum

Opened in May 2014

Ramp up is being achieved by generating increased awareness of property and its high quality, while simultaneously streamlining its expense structure

In Q4 2015, net revenues grew by 22%, and achieved its best Adjusted EBITDA and Adjusted EBITDA margin since opening in 2014

Primarily driven by stronger net revenue, refinement of marketing reinvestment and streamlining of operating expense structure

FY 2016 Updates

Solid start in Q1 2016, and expects Belterra Park to continue registering significant improvements in its financial performance in 2016

Belterra Park is experiencing 30%+ GGR growth so far in 1Q16, while streamlining its cost structure, leading to Q1 16E EBITDA trending significantly above the prior year through mid-March

Exit of Horseshoe brand and related loyalty program is an opportunity in 2016

Pinnacle – Key Credit Highlights

High Quality, Broad Scale, Diversified Portfolio

Leading Gaming Entertainment Platform

Strong Credit Metrics, Attractive Capitalization and Free Cash Flow Generation

Proven operating track record with a history of steady growth and commitment to debt paydown

Financing Overview

Summary Indicative Terms and Conditions

Summary Indicative Terms and Conditions

Borrower: PNK Entertainment, Inc. (to be renamed “Pinnacle Entertainment, Inc.” after the closing of the credit facilities) (in such capacity, the “Company” or the “Borrower”)

Facility Size Tenor

Revolver $ 400 million 5 years

Facility

Term Loan A $ 185 million 5 years

Term Loan B $ 350 million 7 years

Security: Perfected first priority security interest in substantially all of tangible and intangible assets of the Borrower and Guarantors

(including capital stock of the Guarantors), subject to customary exceptions

Amortization: Term Loan B: 1% per annum in equal quarterly installments, with remainder at maturity

Prepayment Penalty: Term Loan B: 101 soft call for six months

Financial covenants will apply to Revolver and Term Loan A only (Term Loan B is covenant-lite), including:

Maximum Consolidated Total Net Leverage Ratio of 4.5x with step-downs thereafter

Financial Covenants:

Maximum Consolidated Senior Secured Net Leverage Ratio of 3.0x with step-downs thereafter

Minimum Consolidated Interest Coverage Ratio of 2.5x

100% of the net cash proceeds of any sale, issuance or incurrence of indebtedness by the Borrower or any of its subsidiaries

(other than permitted indebtedness)

Mandatory 100% of the net cash proceeds of any sale or other disposition (including insurance proceeds and condemnation awards) by the

Prepayments: Borrower or any of its subsidiaries of any assets subject to customary exceptions and reinvestment rights

50% of excess cash flow, with step-downs to 25% at a Consolidated Total Net Leverage Ratio of less than 3.00x and to 0% at a

Consolidated Total Net Leverage Ratio of less than 2.50x

Use of proceeds: General corporate purposes, refinancing of existing debt and transaction fees and expenses

Transaction timetable

March 2016 April 2016

S M T W T F S S M T W T F S

1 2 3 4 5 1 2

6 7 8 9 10 11 12 3 4 5 6 7 8 9

13 14 15 16 17 18 19 10 11 12 13 14 15 16

20 21 22 23 24 25 26 17 18 19 20 21 22 23

27 28 29 30 31 24 25 26 27 28 29 30

Key Transaction Dates

Key Transaction Dates

Week of March 28 Lender Meeting (March 30)

Comments to documentation due from lenders (April 12)

Week of April 11 Commitments due from lenders (April 13)

Allocate Term Loan B (April 14)

Week of April 25 Close transaction (April 28)

Q&A

Thank you

APPENDIX

Portfolio Details

PNK – Gaming Property Portfolio (Excluding Race Park)

Segment		Property	Location	Year opened/ acquired	Casino space (sq ft)	Slot machines / VLT	Table games	Hotel rooms[1]	F&B outlets[2]	Parking spaces
Midwest segment	1	Ameristar Council Bluffs	Council Bluffs, IA	1996	38,500	1,497	24	444	8	3,027
	2	Ameristar East Chicago	East Chicago, IN	1997	56,000	1,718	68	288	6	2,468
	3	Ameristar Kansas City	Kansas City, MO	1997	140,000	2,249	71	184	12	8,320
	4	Ameristar St. Charles	St. Charles, MO	1994	130,000	2,457	77	397	14	6,775
	5	River City Casino	St. Louis, MO	2010	90,000	2,005	61	200	9	4,122
	6	Belterra Casino Resort	Florence, IN	2000	47,000	1,150	46	662	6	2,528
	7	Belterra Park	Cincinnati, OH	2014	51,800	1,329	–	–	6	2,900
		Subtotal			**553,300**	**12,405**	**347**	**2,175**	**61**	**29,558**
		% of total			*60.6%*	*59.1%*	*54.1%*	*45.2%*	*57.5%*	*66.5%*
South segment	1	Ameristar Vicksburg	Vicksburg, MS	1994	70,000	1,481	40	149	4	3,063
	2	Boomtown Bossier City	Bossier City, LA	1996	30,000	865	16	187	4	1,867
	3	Boomtown New Orleans	New Orleans, LA	1994	30,000	1,207	31	150	5	1,907
	4	L'Auberge Baton Rouge	Baton Rouge, LA	2012	74,000	1,440	49	205	8	2,400
	5	L'Auberge Lake Charles	Lake Charles, LA	2005	70,000	1,557	76	995	10	3,236
		Subtotal			**274,000**	**6,550**	**212**	**1,686**	**31**	**12,473**
		% of total			*30.0%*	*31.2%*	*33.1%*	*35.0%*	*29.2%*	*28.1%*
West segment	1	Amersitar Black Hawk	Black Hawk, CO	2001	56,000	1,285	62	535	5	1,500
	2	Cactus Petes and The Horseshu	Jackpot, NV	1956	29,000	764	20	416	9	912
		Subtotal			**85,000**	**2,049**	**82**	**951**	**14**	**2,412**
		% of total			*9.3%*	*9.8%*	*12.8%*	*19.8%*	*13.2%*	*5.4%*
		Total properties			**912,300**	**21,004**	**641**	**4,812**	**106**	**44,443**

Source: Company filings

Notes:

(1) Includes 284 rooms at Ameristar Council Bluffs operated by a third party and located on land owned by us and leased to such third party and 54 rooms at Belterra relating to the Ogle Haus Inn, which is owned and operated by us and located in close proximity to Belterra.

(2) Includes two outlets at Ameristar East Chicago and one outlet at Ameristar Kansas City that are leased to and operated by third parties.

38

Pinnacle Entertainment

Proposed Transaction Structure

Step 1: Taxable Spin of OpCo Step 2: Merger of GLPI / Pinnacle PropCo

Pinnacle Pinnacle GLPI Shareholders Shareholders Shareholders OpCo Stock GLPI Stock

Pinnacle 100% Pinnacle GLPI Stock Pinnacle PropCo Stock

OpCo PropCo OpCo PropCo

Pro Forma Corporate Structure

Pinnacle Existing GLPI New Primary Shareholders Shareholders Shareholders

100%

Lease GLPI Payments

Existing

OpCo PropCo Business